Exhibit10

SECURED PROMISSORY NOTE

$400,000.00

Frisco, Texas                                                                                                              February 25, 2011

FOR VALUE RECEIVED, the undersigned, ComCam International Inc.  (the "Maker" or the “Company), hereby promises to pay, in lawful money of the United States of America, to the order of Bartek Investments -1, Ltd. (the "Payee"), in four quarterly payments with the final payment on February 25, 2012, at the address of the Payee at 5211 Spanish Oaks Dr., Frisco, TX 75034  (or at such other address as the holder of this Note may specify from time to time by written notice given to the Maker at the Maker’s office  at 1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380, Attention:  Chief Executive Officer (or at such other address as the Maker may specify from time to time by written notice given to the Payee)), the principal sum of $400,000.00, together with interest on the outstanding principal amount of this Note, at a rate of 18% per annum until the principal shall have become due and payable, and thereafter to pay interest (so computed) at a rate per annum equal to 135% of the rate per annum set forth above on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid. The four quarterly payments are due and payable on:  i) May 20, 2011, in the amount of $100,000; ii) August 20, 2011, in the amount of $100,000; iii) November 20, 2011, in the amount of $100,000; and, iv) February 20, 2012 in the amount of $172,000.

Principal, or any portion thereof, may be prepaid at any time without penalty but with, unpaid interest to the date of prepayment.  All payments shall be applied first to accrued and unpaid interest and thereafter to principal.

            The Maker hereby grants the Payee a security interest in all of the stock of Pinnacle Integrated Systems, Inc., the Maker’s wholly owned subsidiary, to secure the payment and performance of all the Maker’s liabilities and obligations under this Note. The Maker shall have all the rights of a secured party under the Texas Uniform Commercial Code.  The Maker shall take such action and execute and deliver such documents and instruments as the Payee may request from time to time in order to perfect the security interest granted under this paragraph.

            The Maker hereby further grants the Payee a five year warrant at a strike price of $0.50 per share for the purchase of 100,000 shares of the Company’ common stock on  execution of this note.

            The Maker hereby appoints the Payee its attorney-in-fact, in the Maker’s name, place, and stead, to execute and deliver all agreements, documents, and instruments the Payee determines from time to time in good faith are required to carry out the provisions of the immediately preceding paragraph.  This power of attorney is irrevocable, and is coupled with an interest.

Failure or delay of the Payee to assert any right or remedy herein shall not be deemed a waiver of such right or remedy or of any other right hereunder.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  No single, partial, or other exercise of any right or remedy by the Payee shall preclude any other or future exercise thereof.  No waiver by the Payee will be effective, unless it is in writing and signed by the Payee.

This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

This Note and the legality, validity, and performance of the terms hereof shall be governed by and enforced, determined, and construed in accordance with the internal laws of the State of Texas applicable to commercial contracts, transactions, and obligations entered into, and to be performed in, Texas, without giving effect to its conflict of laws principles thereof.

            The Maker hereby irrevocably submits to the jurisdiction of the State of Texas in connection with any claim or controversy under this Note or the related warrant and security agreements referred to herein, and further agrees that venue for any actions arising hereunder shall be had only in Collin County, Texas.

            The Maker hereby agrees to be bound by any expedited process or procedure in effect from time to time under Texas law for the enforcement by the Payee of its rights under this Note.

The Maker shall pay all costs of collection (including reasonable counsel fees and disbursements), if default is made in payment of this Note, and, in addition, shall reimburse the

Payee for all costs and expenses in connection with the preparation and negotiation of this Note.

Any notice under this Note shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, as follows: if to the Maker, to it at the Maker’s address; and, if to the Payee, to it at the Payee’s address, each as specified above.

COMCAM INTERNATIONAL, INC

By: /s/ Don Gilbreath

Don Gilbreath, Chief Executive Officer                      Date    February 25, 2011

By: /s/ Pete Ianace

Pete Ianace, President                                                  Date     February 25, 2011

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